Globalstar Appoints Dr. Paul Jacobs as Chief Executive Officer; Announces Agreement to License XCOM Labs Technology

•Paul E. Jacobs, Ph.D., founder of XCOM Labs and former CEO and Executive Chairman of Qualcomm, has become CEO of Globalstar
•Matt Grob, Chief Technology Officer of XCOM and former CTO of Qualcomm, has also joined Globalstar as Chief Technology Officer; Grob and other key XCOM technologists are expected to drive Globalstar’s innovation in new and ongoing initiatives across both the satellite and terrestrial areas of the business
•Globalstar has exclusively licensed XCOM Labs’ technology to enhance its terrestrial wireless efforts, with the goal of accelerating and expanding its ability to develop commercial applications and enter a broader range of end markets

COVINGTON, La.– (BUSINESS WIRE) – August 29, 2023 – Globalstar, Inc. (NYSE American: GSAT) (“Globalstar”) today announced that Paul E. Jacobs, Ph.D., founder and CEO of XCOM Labs and former CEO and Executive Chairman of Qualcomm, has been appointed CEO of Globalstar, effective immediately. Dr. Jacobs has also been appointed to Globalstar’s Board of Directors. He succeeds David Kagan, who will retire as Globalstar’s CEO.

Dr. Jacobs is an accomplished leader and innovator who brings to Globalstar deep wireless industry experience and a track record of driving innovation-led growth, including growing Qualcomm’s revenues from $5.7 billion to $25.7 billion as CEO from 2005 to 2014 while adding approximately $50 billion to its market capitalization. As Globalstar’s CEO, he will drive the Company’s ongoing strategic initiatives to develop and deploy innovative solutions across terrestrial and satellite for customers around the world.

In conjunction with Dr. Jacobs’ appointment, Globalstar has also entered into a strategic perpetual licensing agreement for exclusive access to certain key XCOM technologies and personnel. The license covers a number of XCOM’s novel technologies for wireless spectrum innovations, including XCOMP, XCOM’s commercially available coordinated multipoint radio system. XCOMP delivers substantial capacity gains and other benefits in dense, complex, challenging wireless environments in sub 7 GHz spectrum. Globalstar also gains exclusive access to XCOM’s peer-to-peer connectivity technologies that could have applications across cellular and satellite devices.

Dr. Jacobs said, “I have devoted my career to advancing and commercializing innovation in wireless technology and am thrilled to continue this journey as CEO of Globalstar. The teams I’ve led have demonstrated the value creation that is possible by applying new technology to enhance capacity of underappreciated spectrum, and that is one of the many opportunities I see at Globalstar.”

Jacobs continued, “Bringing together Globalstar’s terrestrial spectrum and relationships with leading partners around the world with XCOM’s differentiated technology, which is well suited for high-performance applications, creates a significant opportunity to deliver for private network customers with mission-critical needs. At the same time, Globalstar’s continued innovations in satellite connectivity are just as exciting, particularly in small form-factor devices. Through the combination of Globalstar’s resources and XCOM’s technology, we can bring even more innovation to market. I look forward to working with the talented Globalstar team and its many commercial partners to advance growth across the Company’s four well-articulated strategic pillars and create long-term shareholder value.”

Globalstar Executive Chairman Jay Monroe said, “We have deep respect and familiarity developed from a close working relationship with the XCOM team over the last 20 years. Some of XCOM’s leaders contributed to the original Globalstar system while at Qualcomm, and we believe we will continue to break new ground with this team. Paul is a technology pioneer and proven leader who is well suited to drive Globalstar’s next phase of growth across our satellite and terrestrial assets and cement our position as a market disruptor. The engineering prowess extends throughout the XCOM organization, including to Matt Grob, Peter Black, Tamer Kadous and Daaman Hejmadi, amongst many others. Our partnerships with world-class customers, including our pioneering work in direct to device connectivity from our satellites, as well as our collaborations with Qualcomm, Nokia and others with Band n53, demonstrate the strength of Globalstar’s momentum and growing commercial solutions. We expect that Paul’s leadership, combined with this licensing agreement, will boost Globalstar’s ability to unlock the value of our global satellite and terrestrial assets and accelerate the introduction of new and innovative solutions for our customers, with the continued goal of driving long-term shareholder value.”
Monroe added, “I also want to thank David Kagan for leading Globalstar so capably since 2017, helping build the foundation for the Company’s future growth and supporting a seamless transition of his duties to Dr. Jacobs and the new team.”

Enhanced Executive Talent

In addition to Dr. Jacobs, XCOM senior executives Matt Grob, Chief Technology Officer, and Peter Black, Chief Scientist, have joined Globalstar. Also, Tamer Kadous, Vice President of Wireless, and Daaman Hejmadi, Vice President of Engineering, have accepted Globalstar’s offers of employment and are expected to join Globalstar after completing a transition period with XCOM. Collectively, these leading engineers are expected to help accelerate the Company’s ongoing commercialization work across both the satellite and terrestrial spectrum areas of the business, as well as develop capabilities and applications that leverage Globalstar’s assets in new ways.

Their deep expertise in developing cutting-edge wireless connectivity solutions complements Globalstar’s experienced team. Their efforts will be enhanced by dozens of XCOM employees, including engineering, test, product and R&D professionals who will remain with XCOM and continue to drive innovation.
Monroe continued, “The fact that we are attracting such visionary technologists to lead us going forward is a testament to the high caliber of Globalstar talent today, as well as the significant opportunity created by Globalstar’s differentiated assets.”

Additional Details

Under the terms of the perpetual licensing agreement, the consideration for an upfront licensing fee and related costs will be approximately 60 million shares of Globalstar common stock.

Employees of XCOM focused on the extended reality connectivity technology will not be impacted by this licensing agreement.

To facilitate the funding of XCOM’s ongoing operations, some of the shares issued as consideration for the licensing fee will be sold and delivered to certain long-term Globalstar and XCOM shareholders.

The transactions described in this release, including governance matters, reportable sale and purchase transactions, registration of shares and other related matters, will be reported in due course in various SEC filings, including on Forms 3, 4, 8-K and S-1.

Advisors

Globalstar was advised on the agreement by BDT & MSD Partners as financial advisors and Taft, Stettinius & Hollister LLP as legal counsel. XCOM Labs was advised by TD Cowen as financial advisors and Gibson, Dunn & Crutcher LLP as legal counsel.

Biographies

•Dr. Paul E. Jacobs founded XCOM Labs in 2018 to invest with the world’s most creative engineers and businesspeople. As former CEO and Executive Chairman of Qualcomm, Dr. Jacobs spearheaded its efforts to develop and commercialize fundamental mobile technology breakthroughs that fueled the wireless internet and smartphone revolutions. Dr. Jacobs is a prolific inventor with over 80 U.S. patents granted or pending in the field of wireless technology and devices. He served as a director of

Qualcomm from June 2005 to March 2018, including as Chairman of the board of directors from March 2009 to March 2018, and as Executive Chairman from March 2014 to March 2018. Dr. Jacobs is currently a member of the board of directors at both Dropbox, Inc. and Arm Limited. He is also an owner and vice chairman of the Sacramento Kings of the National Basketball Association (NBA), and on the board of FIRST, the robotics and education organization inspiring future leaders in science and technology. He attended the University of California, Berkeley, where he earned a B.S. in Electrical Engineering and Computer Science, an M.S. in Electrical Engineering and a Ph.D. in Electrical Engineering and Computer Science. Dr. Jacobs is a member of the National Academy of Engineering and a Fellow of the American Academy of Arts and Sciences.

•Matt Grob has served as Chief Technology Officer of XCOM, responsible for developing innovative wireless technologies, since 2018. Grob previously spent over 26 years at Qualcomm in technology and engineering leadership roles. He served as Qualcomm’s EVP and CTO from 2011 to 2017, overseeing R&D and managing a global team of 2,200 employees across various divisions worldwide, and later as EVP/Technology. Grob holds a B.S. in Electrical Engineering from Bradley University and an M.S. in Electrical Engineering from Stanford University. He is a trustee of the Fleet Science Center in San Diego and a volunteer for over a decade at FIRST.

•Peter Black has served as XCOM Labs Chief Scientist since 2018. Previously an SVP of Technology and Fellow at Qualcomm, Black has worked on wireless system designs spanning 2G/3G/4G/5G/6G. He contributed to all aspects of the life cycle of new innovations, starting with the concept, system design, prototype, standardization and finally, the commercial ASIC realizations. He was a modem system architect in 1995 for the first commercial CDMA modem chip – the foundational Qualcomm chip-set product. In 1998, Peter co-led an R&D project which led to the high-speed Mobile Internet starting with 1xEV-DO. Concepts such as shared downlink, adaptive HARQ, link adaption, carrier-state feedback, fairness scheduling, carrier aggregation and cellular broadcast were designed, prototyped, standardized and commercialized over the next 10 years under his direct technical leadership. The 3GPP HSDPA standard was motivated by and based on this foundational EVDO work. He holds 200+ US patents and holds a B.E. in Electrical Engineering from University of Queensland and was awarded a University Medal. He was also awarded a Fulbright Traveling Scholarship and attended Stanford University, graduating with an M.S. and a Ph.D. in Electrical Engineering.

•Tamer Kadous is currently the VP of wireless in XCOM, where he has been responsible for building and commercializing state-of-the-art wireless technologies for KPI-demanding applications with emphasis on Xtended Reality (XR) and factory automation. In his current role, Tamer drives the wireless division across all disciplines, covering areas of design, implementation, testing and commercial deployment, in addition to front-line product responsibilities such as technical marketing and product strategy and roadmap. Under Tamer’s leadership, two commercial systems have been built in XCOM-labs for licensed and unlicensed spectrum wireless technologies - these systems are currently undergoing pre-commercial trials. Before XCOM, Tamer worked in Qualcomm Research, where his career focused on the delivery of technology from design principles to completion. He has held the role of Design Architect, Systems Lead and Project Lead for a variety of projects focusing on wireless innovations in WAN and connectivity areas, including UMB (ultra-mobile broadband), WLAN, EV-DO, LTE, LTE-U and MulteFire. He served as the Chair of MulteFire Alliance Radio Working Group from 2016 to 2018 and was the technical lead for 5G shared spectrum and MulteFire (MF) Technologies in Qualcomm Research. Mr. Kadous earned his Ph.D. in Wireless Communications from the University of Wisconsin-Madison.

•Daaman Hejmadi currently serves as the XCOM Labs Vice President of Engineering. Mr. Hejmadi brings extensive executive leadership and engineering experience to the team. His work has spanned semiconductor startups to device manufacturing giants over the past three decades. He most recently co-founded a startup company building the brain of an autonomous automobile focused on the rapidly growing market in China. Prior to this, Daaman’s worked at Intel from 2016 to 2020. His last role at Intel was as Corporate Vice President & Infrastructure and Platform Solutions Group General Manager focused on the recovery of process technology leadership by creating a development platform for internal and external customers. This was preceded by nine years with Qualcomm in the capacity of Vice President of Engineering, revolutionizing their development landscape and transforming their Bangalore design center from a small augmentation team to an engineering powerhouse comprised of ~4K staff that continues to deliver long-term value. Daaman holds an M.B.A. in Organizational Behavior and Finance from the University of California, Berkeley, and an M.S. in Computer Science and Engineering from the University of Massachusetts. He earned his B.E. (Computer Science and Engineering) at the Indian Institute of Science, preceded by a B.S. in Physics/Electronics from the Sri Sathya Sai Institute of Higher Learning.

About Globalstar, Inc.

Globalstar empowers its customers to connect, transmit and communicate in smarter ways – easily, quickly, securely and affordably – offering reliable satellite and terrestrial connectivity services as an international telecom infrastructure provider.

The Company’s LEO satellite constellation assures secure data transmission for connecting and protecting assets, delivering key operational data and saving lives – from any location – for consumers, businesses and government agencies across the globe. Globalstar’s terrestrial spectrum, Band 53/n53, offers carriers, cable companies and system integrators a versatile, fully licensed channel with a growing ecosystem to improve customer wireless connectivity, while Globalstar’s XCOMP technology offers significant capacity gains in dense wireless deployments.

In addition to SPOT GPS messengers, Globalstar offers next-generation IoT hardware and software products for efficiently tracking and monitoring assets, processing smart data at the edge and managing analytics with cloud-based telematics solutions to drive safety, productivity and profitability.

About XCOM Labs

XCOM Labs is delivering on the promise of next-gen mobile technologies. Founded in 2018 by the former executive and technology team that developed and/or launched Qualcomm’s pioneering 2G, 3G, 4G, 5G and other transformative wireless technologies, XCOM Labs has attracted some of the world’s most accomplished mobile, software and hardware talent. Headquartered in San Diego, XCOM Labs has developed a suite of patented technologies leveraging licensed and unlicensed spectrum for seamless and secure mobile XR experiences and ultra-high performance 5G and next-gen networks serving military, defense, entertainment, communications, logistics and warehousing, training and development and medical tech leaders. To learn more about XCOM Labs, visit www.xcom-labs.com.

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Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to identify and realize opportunities and to generate the expected revenues and other benefits of the license agreement, our ability to integrate the licensed technology into our current line of business, the ability of Dr. Jacobs and other new employees to drive innovation and growth, and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this press release are believed to be accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.